SCHEDULE TO MONTHLY SERVICER'S REPORT

Monthly Period ended     4/30/2006
Distribution Date        5/15/2006
All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                          =======================================================================
                                                          Total             Allocated to        Allocated to Investor Interest
1    Sources of funds                                                        Transferor       Total   Series 05-A   Series 05-B
                                                          -----------------------------------------------------------------------
     Principal Collections                                        911,437      384,405       527,032     263,447      263,585
     Finance Charge Collections                                    74,672       31,493        43,178      21,584       21,595
                                                          -----------------------------------------------------------------------
     Total Funds Received                                         986,108      415,898       570,210     285,030      285,180
                                                          =======================================================================

                                                          ===========================================
2    Application of Principal Collections                      Total       Series 05-A   Series 05-B
     Investor Percentage of Principal Collections                527,032      263,447       263,585
     deduct:
     Utilised Retained Principal Collections
               allocable to Class C                                    0            0             0
               allocable to Class B                                    0            0             0
     Transferred to Series Collections Ledger                          0            0             0
     Shared Principal Collections                                      0            0             0

                                                          -------------------------------------------
     Cash Available for Acquisition                               527,032      263,447       263,585
                                                          ===========================================

                                                          ===========================================
3    Application of Finance Charge Collections                 Total        Series 05-A   Series 05-B
     Investor Percentage of Finance Charge Collections             43,178      21,584        21,595
     deduct:
     Trustee payment amount                                          3.25            2             2
     Loan Note Issuer Costs                                            31           15            15
     Monthly Distribution Amounts                                  10,131        5,049         5,081
     Servicing fee payable to RBS                                   1,807          903           904
     Cash Management fee payable to RBS                                 1         0.50          0.50
     Investor Default Amount                                       14,894        7,445         7,449
     Expenses loan principal and interest                              --           --            --

     Available Spread                                              16,312        8,169         8,143
                                                          ===========================================

4    Payments in respect of the Securities
     Series 05-A                                          ===========================================
                                                                 Class A      Class B        Class C
                                                                USD 000s     USD 000s       USD 000s
     Balance at 18 April 2006                                   2,175,000      175,000       150,000
     Principal repayments on 15 May 2006                               --           --            --
                                                          -------------------------------------------
     Balance carried forward on 15 May 2006                     2,175,000      175,000       150,000
                                                          -------------------------------------------

     Interest due on 15 May 2006                                    8,028          667           587
     Interest paid                                                 (8,028)        (667)         (587)
                                                          -------------------------------------------
     Interest unpaid                                                   --           --            --
                                                          ==========================================================================

                                                          ==========================================================================
     Series 05-B                                          Class A-1      Class A-2   Class A-3    Class B-3   Class C-1    Class C-3
                                                           USD 000s      EUR 000s     GBP 000s     GBP 000s    USD 000s     GBP 000s
     Balance at 18 April 2006                                435,000      450,000       700,000     101,000       42,000      63,000
     Principal repayments on 15 May 2006                          --           --            --          --           --          --
                                                          --------------------------------------------------------------------------
     Balance carried forward on 15 May 2006                  435,000      450,000       700,000     101,000       42,000      63,000
                                                          --------------------------------------------------------------------------

     Interest due on 15 May 2006                                  --          920            --          --           --          --
     Interest paid                                                --         (920)           --          --           --          --
                                                          --------------------------------------------------------------------------
     Interest unpaid                                              --           --            --          --           --          --
                                                          ==========================================================================

5    Transaction Accounts and Ledgers
                                                          ============================================
                                                               Total      Series 05-A    Series 05-B
     Reserve Account
     Required Reserve Amount                                      --           --            --
                                                          -------------------------------------------
     Balance at 18 April 2006                                     --           --            --
     Transfer in/out this period                                  --           --            --
     Interest earned                                              --           --            --
                                                          -------------------------------------------
     Balance carried forward on 15 May 2006                       --           --            --
                                                          ===========================================

     Spread Account
     Required Spread Account Amount                               --           --            --
                                                          -------------------------------------------
     Balance at 18 April 2006                                     --           --            --
     Transfer in/out this period                                  --           --            --
     Interest earned                                              --           --            --
                                                          -------------------------------------------
     Balance carried forward on 15 May 2006                       --           --            --
                                                          ===========================================

     Principal Funding Account
     Balance at 18 April 2006                                     --           --            --
     Transfer in/out this period                                  --           --            --
     Interest earned                                              --           --            --
                                                          -------------------------------------------
     Balance carried forward on 15 May 2006                       --           --            --
                                                          ===========================================

                                                          ==========================================================================
6    Subordination Percentages                                        Series 05-A                          Series 05-B
                                                                 Original           Current            Original           Current
                                                          (pound)000       %  (pound)000     %  (pound)000    %    (pound)000     %
     Class A Investor Interest                             1,257,225     87%   1,257,225    87%  1,257,568    87%   1,257,568    87%
     Class B Investor Interest                               101,156      7%     101,156     7%    101,000     7%     101,000     7%
     Class C Investor Interest                                86,705      6%      86,705     6%     87,277     6%      87,277     6%
                                                          --------------------------------------------------------------------------
     Total Investor Interest                               1,445,087    100%   1,445,087   100%  1,445,845   100%   1,445,845   100%
                                                          --------------------------------------------------------------------------

                                                          ==========================================================================

7    Assets of the Trust
                                                                ================
                                                                    (pound)000
                                                                ----------------
     Total receivables at 30 April 2006                         (pound)5,033,594
                                                                ----------------
     Aggregate amount of receivables that, as at
     30 April 2006 were delinquent by:                30-59 days        69,067
                                                      60-89 days        51,627
                                                     90-179 days       122,354
                                                180 or more days       174,810
                                                                ================

8    Material Changes

     New Issuance during period                           NONE

     Material modifications to pool asset terms           NONE

     Material modifications to origination policies       NONE

     Material breaches of pool asset representations,
     warranties or covenants                              NONE

9    Trigger Information

     Series Pay Out Events                                NONE

     Trust Pay Out Events                                 NONE

10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                    NONE

     Changes in Securities                                NONE

     Submission of Matters to a Vote of Security Holders  NONE

     Other Information                                    NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of May, 2006


     -------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Colin Baillie
     Chief Financial Officer, Cards Business